Exhibit 99.1

BigCommerce Announces Second Quarter Financial Results

Second Quarter Total Revenue of $36.3 Million, YoY of 33%

Total ARR of $151.8 Million, YoY of 32%

AUSTIN, Texas—(BUSINESS WIRE)—Sep. 9, 2020—BigCommerce Holdings, Inc. (“BigCommerce”) (Nasdaq: BIGC), a leading open SaaS ecommerce platform for fast-growing and established brands, today announced financial results for its second quarter ended June 30, 2020.

“In Q2, our first quarter reported as a public company, strong execution and continued adoption of the BigCommerce platform drove total revenue growth of 33% year-over-year,” said Brent Bellm, CEO of BigCommerce. “The momentum in our business continues to strengthen and we believe our open SaaS platform – designed to deliver speed, flexibility, and innovation – best positions our merchants for the new era of ecommerce.”

Second Quarter Financial Highlights

•	Total revenue was $36.3 million, up 33% compared to the second quarter of 2019.

•	Total annual revenue run-rate (ARR) was $151.8 million, up 32% compared to the second quarter of 2019.

Operating Income/(Loss)

•	GAAP operating loss was ($7.4) million, compared to ($10.6) million in the second quarter of 2019.

•	Non-GAAP operating loss was ($6.2) million, compared to ($9.8) million in the second quarter of 2019.

Net Income/(Loss) and Earnings Per Share

•	GAAP net loss was ($8.5) million, compared to ($11.0) million in the second quarter of 2019. The decrease in net loss was primarily a result of high margin partner and services revenue (PSR).

•	Non-GAAP net loss was ($7.3) million, compared to ($10.2) million in the second quarter of 2019.

•

GAAP net loss per share was ($0.54) based on 19.1 million weighted-average shares of Series 1 common stock outstanding, compared to ($0.73) based on 17.6 million weighted-average shares of Series 1 common stock outstanding in the second quarter of 2019.

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Non-GAAP net loss per share was ($0.38) based on 19.1 million weighted-average shares of Series 1 common stock outstanding, compared to ($0.58) based on 17.6 million weighted-average shares of Series 1 common stock outstanding in the second quarter of 2019.

•

A reminder that the weighted average share count used in our GAAP and Non-GAAP net loss per share calculations does not reflect the effect of the issuance of 7.9 million shares of Series 1 common stock related to our IPO. Additionally, immediately prior to our IPO, our Convertible Term Loans and related purchase rights as well as our preferred stock converted into approximately 34.6 million shares of Series 1 common stock and 5.1 million shares of Series 2 common stock.

Adjusted EBITDA

•

Adjusted EBITDA was ($5.4) million, compared to ($9.3) million in the second quarter of 2019. The increase in Adjusted EBITDA was primarily a result of the significant increase in high margin PSR and our ability to manage spend effectively while driving leverage.

Cash

•	Cash and cash equivalents totaled $25.4 million as of June 30, 2020.

•	For the six months ended June 30, 2020, net cash used in operating activities was ($17.0) million, compared to ($21.2) million for the same period in 2019.

Key Business Metrics

•	Number of accounts greater than $2,000 in annual contract value (ACV) was 9,378, up 7% compared to the second quarter of 2019.

•	Average revenue per account (ARPA) of accounts greater than $2,000 in ACV was $12,936, up 29% compared to the second quarter of 2019.

•	Accounts greater than $2,000 in ACV as a percent of total ARR was 80%, up from 76% from the second quarter of 2019.

•	Enterprise account ARR was $79.8 million, up 44% compared to the second quarter of 2019.

•	Enterprise account ARR as a percent of total ARR was 53%, up from 48% from the second quarter of 2019.

Business Highlights

•

Product Highlights: The Company continues to invest and innovate in building the best open SaaS ecommerce platform in the world, supported and integrated with our extensive network of best-of-breed technology and agency partners. Such investments include Page Builder, Order Refunds API, and expanding control panel languages to also include Italian and Spanish. Page Builder is the Company’s intuitive, drag-and-drop visual merchandising and design tool, which enables merchants to quickly build differentiated shopping experiences and tell their brand story. Building on our open SaaS approach, the Company launched its Order Refunds API, which allows merchants and agencies to integrate 3rd party order management solutions. The Company also advanced its international expansion efforts by increasing the number of control panel languages by adding Italian and Spanish, enabling more merchants to manage their store’s backend in their local language.

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Merchant Highlights: The Company added leading brands across multiple industries including LaPerla, an Italian luxury lifestyle brand; the National Baseball Hall of Fame in Cooperstown; Yeti Cycles, a high-end mountain bike manufacturer; PayPal’s Quick-Reference “QR” code store; and SherrillTree, the leading store for all things tree care. In addition, during the first half of 2020, the Company added sites from 9 different Forbes Global 2000 corporations, such as Royal Dutch Shell, Diageo, Sharp Electronics, and two of the world’s largest consumer packaged goods companies.

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Partner Highlights: During the first half of 2020, the Company added multiple key strategic partnerships to further its B2B strategy. The first is Systum, which provides enterprise-grade insights into a merchant’s inventory, orders, invoices, and more. The second is Bundle B2B, which provides merchants with the seamless ability to review transactions and manage customer accounts. The Company further strengthened its community of payments partners by adding Elavon, Adyen, and WeChat Pay to support international merchants. The Company also completed integrations with Klarna, PayPal Vaulting, PayPal Express Checkout, Google Pay on Authorize.net, and Barclaycard. In cross-channel, the Company enhanced existing strategic partnerships with Facebook and Instagram.

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Completed Initial Public Offering: The Company completed its Initial Public Offering on The Nasdaq Capital Market on August 4, 2020. The Company sold a total of 7.9 million shares of Series 1 common stock to the public at a price of $24.00 per share for a total of approximately $175.8 million in net proceeds to the Company after deducting underwriting discounts and commissions.

•	Team/Culture: The Company was recently awarded “Best Places to Work in Australia 2020”.

Q3 and 2020 Financial Outlook

For the third quarter of 2020, the Company currently expects:

•	Total revenue between $35.9 million and $36.3 million.

•	Non-GAAP operating loss between ($10.4) million and ($10.1) million.

For the full year 2020, the Company currently expects:

•	Total revenue between $142.5 million and $143.3 million.

•	Non-GAAP operating loss between ($33.5) million and ($32.9) million.

The Company’s third quarter and 2020 financial outlook is based on a number of assumptions that are subject to change and many of which are outside the Company’s control. If actual results vary from these assumptions, the Company’s expectations may change. There can be no assurance that the Company will achieve these results.

The Company does not provide guidance for operating loss, the most directly comparable GAAP measure to non-GAAP operating loss, and similarly cannot provide a reconciliation between its forecasted non-GAAP operating loss and non-GAAP net loss per share and these comparable GAAP measures without unreasonable effort due to the unavailability of reliable estimates for certain items. These items are not within the Company’s control and may vary greatly between periods and could significantly impact future financial results.

Conference Call Information

BigCommerce will host a conference call and webcast at 4:00 p.m. CT (5:00 p.m. ET) on Wednesday, September 9, 2020, to discuss its financial results and business highlights. The conference call can be accessed by dialing (833) 519-1347 from the United States and Canada or (914) 800-3909 internationally with conference ID 5080457. The live webcast of the conference call can be accessed from BigCommerce’s investor relations website at http://investors.bigcommerce.com.

Following the completion of the call through 7:00 p.m. ET on September 16, 2020, a telephone replay will be available by dialing (855) 859-2056 from the United States and Canada or (404) 537-3406 internationally with conference ID 5080457. A webcast replay will also be available at http://investors.bigcommerce.com for 12 months.

About BigCommerce

BigCommerce (Nasdaq: BIGC) is a leading software-as-a-service (SaaS) ecommerce platform that empowers merchants of all sizes to build, innovate, and grow their businesses online. As a leading open SaaS solution, BigCommerce provides merchants sophisticated enterprise-grade functionality, customization, and performance with simplicity and ease-of-use. Tens of thousands of B2B and B2C companies across 120 countries and numerous industries use BigCommerce to create beautiful, engaging online stores, including Ben & Jerry’s, Skullcandy, Sony, and Woolrich. Headquartered in Austin, BigCommerce has offices in San Francisco, Sydney, and London.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “outlook,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “strategy, “target,” “explore,” “continue,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. However, not all forward-looking statements contain these identifying words. These statements may relate to our market size and growth strategy, our estimated and projected costs, margins, revenue, expenditures and customer and financial growth rates, our Q3 and 2020 financial outlook, our plans and objectives for future operations, growth, initiatives or strategies. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance or achievement to differ materially and adversely from those anticipated or implied in the forward-looking statements. These assumptions, uncertainties and risks include that, among others, our business would be harmed by any decline in new customers, renewals or upgrades, our limited operating history makes it difficult to evaluate our prospects and future results of operations, we operate in competitive markets, we may not be able to sustain our revenue growth rate in the future, our business would be harmed by any significant interruptions, delays or outages in services from our platform or certain social media platforms, and a cybersecurity-related attack, significant data breach or disruption of the information technology systems or networks could negatively affect our business. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in our filings with the Securities and Exchange Commission (the “SEC”), including our final prospectus under Rule 424(b) filed with the SEC on August 5, 2020, our Annual Report on Form 10-K for the year ended December 31, 2020 to be filed with the SEC and the future quarterly and current reports that we file with the SEC. Forward-looking statements speak only as of the date the statements are made and are based on information available to BigCommerce at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. BigCommerce assumes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.

Use of Non-GAAP Financial Measures

We have provided in this press release certain financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Our management uses these non-GAAP financial measures internally in analyzing our financial results and believes that use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable financial measures prepared in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. A reconciliation of our historical non-GAAP financial measures to the most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review these reconciliations.

Annual revenue run-rate

We calculate annual revenue run-rate (“ARR”) at the end of each month as the sum of: (1) the product of the current month’s monthly recurring revenue (“MRR”) multiplied by twelve (to prospectively annualize subscription revenue), and (2) the trailing twelve-month partner and services revenue, including non-recurring services revenue, such as one-time partner integration fees and store-launch services. MRR includes BigCommerce platform subscription fees and invoiced growth adjustments as customers’ businesses grow past contracted order thresholds after a threshold has been met. It also includes recurring professional services revenue, such as recurring technical account management services and product training services.

Accounts with greater than $2,000 ACV

We track the total number of accounts with annual contract value (“ACV”) greater than $2,000 (the “ACV threshold”) as of the end of a monthly billing period. To define this $2,000 ACV cohort, we include only subscription plan revenue and exclude partner and services revenue and recurring services revenue. We consider all stores added and subtracted as of the end of the monthly billing period. This metric includes accounts that may have either one single store above the ACV threshold or multiple stores that together exceed the ACV threshold. Accordingly, this cohort would include: (1) customers on Enterprise plans, (2) customers on Pro plans, and (3) customers with multiple plans that together exceed the ACV threshold.

Average revenue per account

We calculate average revenue per account (ARPA) for accounts above the ACV threshold at the end of a period by including customer-billed revenue and an allocation of partner and services revenue.

Adjusted EBITDA

We define Adjusted EBITDA as our net loss, excluding the impact of stock-based compensation expense, depreciation and amortization expense, interest income, interest expense, changes in fair value of financial instruments, and our provision for income taxes. The most directly comparable GAAP measure is net loss.

Non-GAAP Operating Loss

We define Non-GAAP Operating Loss as our GAAP Loss from operations, excluding the impact of stock-based compensation expense. The most directly comparable GAAP measure is our loss from operations.

Non-GAAP Net Loss

We define Non-GAAP Net Loss as our GAAP net loss, excluding the impact of stock-based compensation expense. The most directly comparable GAAP measure is our net loss.

Non-GAAP Net Loss per Share

We define Non-GAAP Net Loss per Share as our Non-GAAP Net Loss, defined above, divided by our basic and diluted GAAP weighted average shares outstanding. The most directly comparable GAAP measure is our net loss per share.

Media Relations Contact Rachael Hensley PR@BigCommerce.com ICR PR for BigCommerce BigCommerceICRPR@icrinc.com	Investor Relations Contact Rohit Giri InvestorRelations@BigCommerce.com 512-865-4599

Source: BigCommerce Holdings, Inc.

Consolidated Balance Sheet

(in thousands, except per share amounts)

	June 30,	December 31,
	2020	2019
Assets
Current assets
Cash and cash equivalents	$25,390	$7,795
Restricted cash	1,121	1,355
Accounts receivable, net	20,244	15,548
Prepaid expenses and other assets	7,837	5,296
Deferred commissions	1,971	1,677

Total current assets	56,563	31,671
Property and equipment, net	7,608	8,241
Right-of-use-assets	12,888	14,065
Deferred commissions, net of current portion	2,558	2,087

Total assets	$79,617	$56,064

Liabilities, convertible preferred stock, and stockholders’ equity (deficit)
Current liabilities
Accounts payable	$5,752	$3,881
Accrued liabilities	2,843	5,849
Deferred revenue	11,257	9,399
Current portion of long-term debt	2,215	2,363
Current portion of operating lease liabilities	2,945	2,718
Other current liabilities	13,326	9,704

Total current liabilities	38,338	33,914
Deferred revenue, net of current portion	1,060	1,492
Long-term debt, net of current portion	69,121	38,502
Operating lease liabilities, net of current portion	14,152	15,705

Total liabilities	122,671	89,613
Commitments and contingencies (Note 6)
Convertible preferred stock
Convertible preferred stock, $0.0001 par value; 102,030 shares authorized, issued and outstanding at June 30, 2020, and December 31, 2019	227,452	223,754
Stockholders’ equity (deficit)
Common stock, $0.0001 par value; 205,000 shares voting and 45,000 shares non-voting authorized at June 30, 2020 and December 31, 2019; 19,343, and 18,544 shares voting issued and outstanding at June 30, 2020 and December 31, 2019, respectively, and no shares non-voting issued and outstanding at June 30, 2020, and December 31, 2019.	2	2
Additional paid-in capital	20,571	17,244
Accumulated deficit	(291,079)	(274,549)

Total stockholders’ equity (deficit)	(270,506)	(257,303)

Total liabilities, convertible preferred stock, and stockholders’ equity (deficit)	$79,617	$56,064

Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
Revenue	$36,316	$27,235	$69,490	$52,819
Cost of revenue	7,837	6,227	15,317	12,152

Gross profit	28,479	21,008	54,173	40,667

Operating expenses:
Sales and marketing	16,803	15,963	32,565	30,099
Research and development	11,345	10,468	22,266	21,300
General and administrative	7,714	5,222	14,180	10,221

Total operating expenses	35,862	31,653	69,011	61,620

Loss from operations	(7,383)	(10,645)	(14,838)	(20,953)
Interest income	17	86	18	241
Interest expense	(1,152)	(410)	(1,914)	(770)
Change in fair value of financial instruments	—	—	4,413	—
Other expense	40	(56)	(163)	(77)

Loss before provision for income taxes	(8,478)	(11,025)	(12,484)	(21,559)
Provision for income taxes	3	7	20	14

Net loss	$(8,481)	$(11,032)	$(12,504)	$(21,573)

Cumulative dividends and accretion of issuance costs on Series F preferred stock	$(1,953)	$(1,798)	$(3,698)	$(3,552)

Net loss attributable to common stockholders	$(10,434)	$(12,830)	$(16,202)	$(25,125)

Basic and diluted net loss per share attributable to common stockholders	$(0.54)	$(0.73)	$(0.86)	$(1.43)

Weighted average shares used to compute basic and diluted net loss per share attributable to common stockholders	19,149	17,592	18,852	17,540

Revenue by Segment

(in thousands)

	Three months ended June 30,		Six months ended June 30,
(Unaudited, in thousands)	2020	2019	2020	2019
Subscription solutions	$23,943	$20,137	$47,496	$39,384
Partner and services	12,373	7,098	21,994	13,435

Total revenue	$36,316	$27,235	$69,490	$52,819

Consolidated Statements of Cash Flows

(in thousands)

	Six months ended June 30,	Six months ended June 30,
	2020	2019
Cash flows from operating activities
Net loss	$(12,504)	$(21,573)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,678	1,116
Amortization of discount on debt	389	27
Stock-based compensation	2,170	1,416
Allowance for credit losses	944	494
Accretion on discount to marketable securities	—	(69)
Change in fair value of financial instrument	(4,413)	—
Changes in operating assets and liabilities:
Accounts receivable	(6,005)	(3,748)
Prepaid expenses	(2,253)	821
Deferred commissions	(764)	(1,973)
Accounts payable	1,871	256
Accrued and other current liabilities	468	3,092
Deferred revenue	1,425	(1,017)

Net cash used in operating activities	(16,994)	(21,158)

Cash flows from investing activities:
Purchase of property and equipment	(1,045)	(4,069)
Maturity of marketable securities	—	23,450

Net cash (used in) provided by investing activities	(1,045)	19,381

Cash flows from financing activities:
Proceeds from exercise of stock options	896	172
Proceeds from debt	40,745	3,677
Repayment of debt	(6,241)	(1,025)

Net cash provided by financing activities	35,400	2,824

Net change in cash and cash equivalents and restricted cash	17,361	1,047
Cash and cash equivalents and restricted cash, beginning of period	9,150	13,897

Cash and cash equivalents and restricted cash, end of period	$26,511	$14,944

Reconciliation from GAAP to Non-GAAP Results

(in thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
Operating loss	$(7,383)	$(10,645)	$(14,838)	$(20,953)
Less: Stock-based compensation expense	1,144	821	2,170	1,416

Non-GAAP operating loss	(6,239)	(9,824)	(12,668)	(19,537)

Non-GAAP operating margin	(17.2)%	(36.1)%	(18.2)%	(37.0)%

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
Net loss	$(8,481)	$(11,032)	$(12,504)	$(21,573)
less: Stock-based compensation expense	1,144	821	2,170	1,416
less: Change in fair value of financial instruments	—	—	(4,413)	—

Non-GAAP net loss	(7,337)	(10,211)	(14,747)	(20,157)
Non-GAAP net loss per share	(0.38)	(0.58)	(0.78)	(1.15)
Weighted average shares used to compute basic and diluted net loss per share attributable to common stockholders	19,149	17,592	18,852	17,540

Non-GAAP net loss margin	(20.2)%	(37.5)%	(21.2)%	(38.2)%

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
Net loss	$(8,481)	$(11,032)	$(12,504)	$(21,573)
Stock-based compensation expense	1,144	821	2,170	1,416
Depreciation and amortization	771	583	1,678	1,116
Interest income	(17)	(86)	(18)	(241)
Interest expense	1,152	410	1,914	770
Change in fair value of financial instrument	—	—	(4,413)	—
Provision for income taxes	3	7	20	14

Adjusted EBITDA	$(5,428)	$(9,297)	$(11,153)	$(18,498)

Adjusted EBITDA Margin	(14.9)%	(34.1)%	(16.0)%	(35.0)%

Reconciliation from GAAP to Non-GAAP Results (continued)

(in thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
Cost of revenue	$7,837	$6,227	$15,317	$12,152
less: Share-based compensation expense	81	37	154	59

Non-GAAP cost of revenue	7,756	6,190	15,163	12,093

Non-GAAP gross margin	78.6%	77.3%	78.2%	77.1%

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
Sales and marketing	$16,803	$15,963	$32,565	$30,099
less: Share-based compensation expense	352	198	641	331

Non-GAAP sales and marketing	16,451	15,765	31,924	29,768

As a % of revenue	45.3%	57.9%	45.9%	56.4%

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
Research and development	$11,345	$10,468	$22,266	$21,300
less: Share-based compensation expense	330	158	634	229

Non-GAAP research and development	11,015	10,310	21,632	21,071

As a % of revenue	30.3%	37.9%	31.1%	39.9%

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
General & administrative	$7,714	$5,222	$14,180	$10,221
less: Share-based compensation expense	381	428	741	797

Non-GAAP general & administrative	7,333	4,794	13,439	9,424

As a % of revenue	20.2%	17.6%	19.3%	17.8%